Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings


Participating Funds
U.S. Registered Funds (Name of Fund, Aladdin Ticker):
iShares U.S. Fixed Income Balanced Risk ETF (ISHINC)
BlackRock Allocation Target Shares: Series C Portfolio
(BATSC)
CoreAlpha Bond Master Portfolio (MIP_CORA)
AST BlackRock Global Strategies Portfolio (Core Active)
(PRU-AA-CAB)


The Offering
Key Characteristics (Complete ALL Fields)

Date of Offering Commencement:
03-10-2015

Security Type:
BND/CORP

Issuer
Zimmer Holdings, Inc. (2020)

Selling Underwriter
Merrill Lynch, Pierce, Fenner & Smith Incorporated

Affiliated Underwriter(s)
[X] PNC Capital Markets LLC
[ ] Other:

List of Underwriter(s)
Citigroup Global Markets Inc., Credit Suisse Securities
(USA) LLC, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, BNP Paribas Securities Corp., Mitsubishi UFJ Securities (USA), Inc., Goldman, Sachs & Co., HSBC Securities (USA) Inc., RBC Capital Markets, LLC, RBS Securities Inc., Mizuho Securities USA Inc., SMBC Nikko Securities America, Inc., U.S. Bancorp Investments, Inc., Wells Fargo Securities, LLC, BMO Capital Markets Corp., DNB Markets, Inc., Banca IMI S.p.A., PNC Capital Markets LLC, Santander Investment Securities Inc., Loop Capital Markets LLC, UniCredit Capital Markets LLC

Transaction Details
Date of Purchase

03-10-2015

Purchase Price/Share
(per share / % of par)
$99.948

Total Commission, Spread or Profit
0.600%

1. Aggregate Principal Amount Purchased (a+b)
$90,000,000

a. US Registered Funds
(Appendix attached with individual Fund/Client
purchase)
$6,195,000

b. Other BlackRock Clients
$83,805,000

2. Aggregate Principal Amount of Offering
$1,500,000,000

Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25

0.06

Legal Requirements
Offering Type (check ONE)

The securities fall into one of the following transaction types (see Definitions):
[X] U.S. Registered Public Offering [Issuer must have 3 years of continuous operations]
[ ] Eligible Rule 144A Offering [Issuer must have 3 years of continuous operations]
[ ] Eligible Municipal Securities
[ ] Eligible Foreign Offering [Issuer must have 3 years of continuous operations]
[ ] Government Securities Offering [Issuer must have 3 years of continuous operations]

Timing and Price (check ONE or BOTH)
[X] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)
[X]  YES
[ ]  NO

The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.
No Benefit to Affiliated Underwriter (check ONE)
[X]  YES
[ ]  NO

No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.

Completed by:
Dillip Behera
Date:
03-17-2015
Global Syndicate Team Member

Approved by:
Steven DeLaura
Date:
03-17-2015
Global Syndicate Team Member